     As filed with the Securities and Exchange Commission on August 4, 1998

                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                              WINSTON HOTELS, INC.
             (Exact name of registrant as specified in its charter)

   North Carolina                                         56-1624289
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)

   2209 Century Drive, Suite 300
   Raleigh, North Carolina                                27612
   (Address of Principal Executive Offices)               (Zip Code)

              Winston Hotels, Inc. Directors' Stock Incentive Plan
                            (Full title of the plans)

                             Robert W. Winston, III
                      President and Chief Executive Officer
                          2209 Century Drive, Suite 300
                          Raleigh, North Carolina 27612
                     (Name and address of agent for service)

                                 (919) 510-6010
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Byron B. Kirkland, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                          Raleigh, North Carolina 27602
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
 Title of securities       Amount to      Proposed maximum    Proposed maximum       Amount of
  to be registered     be registered(1)  offering price per  aggregate offering  registration fee
                                              share(2)            price(2)
---------------------------------------------------------------------------------------------------
     Common Stock,      30,000 shares        $10.59375            $317,812            $93.75
    $.01 par value
===================================================================================================

(1) Plus such additional number of shares as may hereafter become issuable pursuant to the Winston Hotels, Inc. Stock Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the registrant's Common Stock as reported on The New York Stock Exchange on August 3, 1998.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

         (c) the Company's Registration Statement on Form 8-A filed with the Commission on March 23, 1994, containing a description of the Common Stock of the Company.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

         Not applicable.

Item 5.    Interests of Named Experts and Counsel

         Not applicable.

Item 6.    Indemnification of Directors and Officers

         The Articles of Incorporation of the Company generally limit the liability of the Company's directors and officers to the Company and the shareholders for money damages to the fullest extent permitted from time to time by the laws of the State of North Carolina. The Articles of Incorporation also provide, generally, for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1993 (the "Securities Act") may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7.    Exemption from Registration Claimed

         Not applicable.

Item 8.    Exhibits

        Exhibit
           No.    Description
           ---    -----------

          4.1(1)  Amended and Restated Articles of Incorporation of the Company

          4.2(2) Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 14, 1995

          4.3(3) Articles of Amendment to the Amended and Restated Articles of Incorporation, effective September 10, 1997

          4.4(1)  Amended and Restated Bylaws

          4.5     Winston Hotels, Inc. Directors' Stock Incentive Plan

          5 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as
                  Exhibit 5 hereto

         23.2     Consent of PricewaterhouseCoopers L.L.P

         23.3     Consent of KPMG Peat Marwick, LLP

         24       Power of Attorney (included on the signature page hereto)

--------------------

         (1) Exhibits to the Company's Registration Statement on Form S-11 as filed with the Commission (Registration No. 33-76602) effective May 25, 1994 and incorporated by reference herein.

         (2) Exhibit to the Company's Quarterly Report on Form 10-Q as filed with the Commission on August 11, 1995 and incorporated by reference herein.

         (3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Commission on March 27, 1998 and amended on April 1, 1998 and incorporated by reference herein.

Item 9.    Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
                           Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 4th day of August, 1998.

                                        WINSTON HOTELS, INC.


                                        By: /s/ Robert W. Winston, III
                                            --------------------------------
                                                Robert W. Winston, III
                                                President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY


         Each of the undersigned directors and officers of WINSTON HOTELS, INC., a North Carolina corporation (the "Company"), hereby appoints Robert W. Winston, III and James D. Rosenberg, each with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution, to act in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 concerning the Winston Hotels, Inc. Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do any and all acts and things and to execute any and all instruments for him and in his name in the capacity which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the provisions of the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 4, 1998.

Signature                                 Title
---------                                 -----

/s/  Charles M. Winston
______________________________   Chairman of the Board
Charles M. Winston               (Principal Executive Officer)

/s/  Robert W. Winston, III
______________________________   President, Chief Executive Officer
Robert W. Winston, III           and Director

/s/  James D. Rosenberg
______________________________   Chief Financial Officer and Chief
James D. Rosenberg               Operating Officer (Principal Financial Officer)

/s/  Brent V. West
______________________________   Vice President and Controller
Brent V. West                    (Principal Accounting Officer)

/s/  James H. Winston
______________________________   Director
James H. Winston

/s/  Thomas F. Darden, II
______________________________   Director
Thomas F. Darden, II

/s/  Richard L. Daugherty
______________________________   Director
Richard L. Daugherty

/s/  Edwin B. Borden
______________________________   Director
Edwin B. Borden

/s/  David C. Sullivan
______________________________   Director
David C. Sullivan

                              WINSTON HOTELS, INC.
                                  EXHIBIT INDEX


         Exhibit
           No.    Description
           ---    -----------

          4.1(1)  Amended and Restated Articles of Incorporation of the Company

          4.2(2) Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 14, 1995

          4.3(3) Articles of Amendment to the Amended and Restated Articles of Incorporation, effective September 10, 1997

          4.4(1)  Amended and Restated Bylaws

          4.5     Winston Hotels, Inc. Directors' Stock Incentive Plan

          5 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is contained in the opinion submitted as
                  Exhibit 5 hereto

         23.2     Consent of PricewaterhouseCoopers L.L.P.

         23.3     Consent of KPMG Peat Marwick, LLP

         24       Power of Attorney (included on the signature page hereto)

--------------------

         (1) Exhibits to the Company's Registration Statement on Form S-11 as filed with the Commission (Registration No. 33-76602) effective May 25, 1994 and incorporated by reference herein.

         (2) Exhibit to the Company's Quarterly Report on Form 10-Q as filed with the Commission on August 11, 1995 and incorporated by reference herein.

         (3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Commission on March 27, 1998 and amended on April 1, 1998 and incorporated by reference herein.